Exhibit 10.13

Quantum Corporation
NOTICE OF GRANT OF STOCK OPTIONS	ID: 94-2665054
AND GRANT AGREEMENT	1650 Technology Dr, Suite 800
San Jose, CA 95110

[Name/Address of Optionee]	ID:

I. NOTICE OF GRANT:

Non-Qualified Stock Option Grant Number:
Date of Grant:
Stock Option Plan:	Nonemployee Director Equity Incentive Plan
Option Price Per Share:	$
Total Price of Shares Granted:	$
Total Number of Shares Granted:
Vesting Commencement Date:
Term/Expiration Date:

VESTING SCHEDULE. This option is scheduled to become exercisable (vest) as to the number of shares and on the dates shown in the grant summary. On any scheduled vesting date, vesting actually will occur only if you remain a Director through the scheduled vesting date.

The latest date this option will expire is the Expiration Date shown above. However, if you cease to be a Director before the Expiration Date, this option may expire sooner. If you cease to be a Director, this option may be exercised for 36 months after the date you cease to be a Director or for such longer period as determined by the Committee, but in no event later than the term/expiration date of the option. Until this option expires, you may exercise any vested but unexercised Shares.

By electronically accepting this option, you and the Company agree that this option is granted under and governed by the terms and conditions of the Plan and the Agreement. In particular, you consent that the Company may use and transfer your personal information as described in paragraph 9 of the Agreement. Optionee has reviewed the Plan and this Agreement, and all provisions of the Plan and Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board and the Committee on questions relating to the Plan and Agreement.

In addition, by accepting this award, you agree to the following: “This electronic contract contains my electronic signature, which I have executed with the intent to sign this Agreement.” Please be sure to retain a copy of your electronically signed Agreement; you may obtain a paper copy at any time and at the Company’s expense by requesting one from the Company’s Stock Administration Department, at Quantum Corporation, 1650 Technology Drive, Suite 800, San Jose, CA 95110, or at such other address as the Company may hereafter designate in writing. If you prefer not to electronically sign this Agreement, you may accept this Agreement by signing a paper copy of the Agreement and delivering it to the Company’s Stock Administration Department.

II. Agreement

    1. Grant of Option. The Board of the Company hereby grants to the Optionee named in the Notice of Grant attached as Part I of this Agreement (the "Optionee"), an option (the “Option") to purchase a number of Shares, set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant, (the "Exercise Price"), subject to the terms and conditions of the Nonemployee Director Equity Incentive Plan (the “Plan"), which is incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall prevail.

       This Option is not intended to qualify as an Incentive Stock Option under Section 422 of the Code.

    2. Exercise of Option.

       (a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Agreement.

       (b) Method of Exercise. This Option is exercisable by delivery of instructions, which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. Exercise of the shares shall be performed by any of the following, or a combination thereof, at the election of the Optionee:

          (i) online execution of exercise through Broker internet tool; or
          (ii) delivery of verbal instruction to broker customer service agent, together with such information as the broker shall require to complete the transaction.

The Option shall be deemed to be exercised upon receipt by the Company of such fully executed exercise instructions accompanied by such aggregate Exercise Price.

       No Shares shall be issued pursuant to the exercise of this Option unless (i) a registration statement under the Securities Act of 1933 covering the Shares is effective, and (ii) such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the Shares are then listed. Assuming such compliance, for income tax purposes, the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

    3. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

       (a) cash; or
       (b) check; or
       (c) delivery of properly executed exercise instructions together with such other documentation as the Board and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price; or
       (d) surrender of other Shares which (i) in the case of Shares acquired upon exercise of an Option, have been owned by the optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender not greater than the aggregate Exercise Price of the Exercised Shares.

    4. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee, only by the Optionee. The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

    5. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Agreement.

    6. Termination Period. If you cease to be a Director, this option may be exercised for 36 months after the date you cease to be a Director or for such longer period as determined by the Committee, but in no event later than the term/expiration date of the option.

    7. Tax and Consequences. Some of the federal and state tax consequences relating to this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES. INTERNATIONAL OPTIONEES SHOULD CONSULT A LOCAL TAX ADVISER FOR GUIDELINES AND CONSEQUENCES PERTAINING TO LAWS AND REGULATIONS OF EXERCISING OPTIONS.

       (a) Exercising the Option. If this Option does not qualify as an Incentive Stock Option, the Optionee may incur regular U.S. federal income tax and state income tax liability upon exercise. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Exercised Shares on the date of exercise over their aggregate Exercise Price.

       (b) Disposition of Shares. If the Optionee holds NQ Shares for at least one year, any amounts realized on disposition of the Shares in excess of the fair market value of the Shares at the date of exercise will be treated as long-term capital gain for U.S. federal income tax purposes.

    8. Acknowledgments of Optionee. Optionee has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understand all provisions of the Plan and Agreement.

    9. Data Privacy. All of Optionee’s information that is described or referenced in this Agreement and the Plan may be used by the Company and its Subsidiaries and affiliates to administer and manage Optionee’s participation in the Plan. Optionee understands that he or she may contact the Company’s international privacy officer if Optionee needs to update or correct any of the information. The Company will transfer this information to, and store this information in one or several of its U.S. offices. In addition, if necessary to administer and manage Optionee’s participation in the Plan, the Company may transfer to, or share this information with its Subsidiaries and affiliates and any third party agents acting on the Company’s behalf to provide services to Optionee, or any other third parties or governmental agencies, as required or permitted by law. In particular, without limitation, the Company has engaged eTrade and any entity controlled by, controlling, or under common control with eTrade (“eTrade’s affiliates”; and together with eTrade collectively “eTrade”) to provide brokerage services and to help administer the Company’s stock plans. eTrade is acting primarily as a data processing agent under the Company’s instructions and directions, but eTrade reserved the right to share Optionee’s information with eTrade’s affiliates. Except as provided in this paragraph 9 or as required or permitted by law, the Company will not disclose Optionee’s information outside the Company without Optionee’s consent.

       Unless Optionee notifies Company within 30 days of the grant of the Option, the Company may use and transfer Optionee’s personal information as described in this paragraph 9, particularly as it concerns transfers to eTrade. Optionee understands that participation in the Plan is entirely voluntary and that his or her denial of consent does not have any adverse effects other than exclusion from the Plan.

    10. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to this Option granted under the Plan or future options that may be granted under the Plan by electronic means or to request Optionee’s consent to participate in the Plan by electronic means. Optionee hereby consents to receive such documents by electronic delivery and, if requested, to accept this Option or any future options granted under the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE OPTION HEREOF IS EARNED ONLY BY HIS OR HER CONTINUING SERVICES AS A DIRECTOR OF THE COMPANY (NOT THROUGH THE ACT OF BEING APPOINTED AS A DIRECTOR, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF HIS OR HER SERVICES AS A DIRECTOR, NOR SHALL IT INTERFERE IN ANY WAY WITH THE RIGHT TO TERMINATE HIS OR HER SERVICES AS A DIRECTOR OF THE COMPANY AT ANY TIME, WITH OR WITHOUT CAUSE.